                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): JANUARY 23, 2001


                              ELIZABETH ARDEN, INC.
             (Exact name of registrant as specified in its charter)




          FLORIDA                      1-6370                59-0914138
(State or other jurisdiction        (Commission            (IRS Employer
      of incorporation)              File Number)        Identification No.)


14100 N.W. 60TH AVENUE
MIAMI LAKES, FLORIDA                                            33014
(Address of principal executive offices)                        (Zip Code)




Registrant's telephone number, including area code:   (305) 818-8000





                             FRENCH FRAGRANCES, INC.
          (Former name or former address, if changed since last report)

ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS.
             -------------------------------------


         On January 23, 2001, French Fragrances, Inc. (the "Company") consummated the acquisition from Unilever N.V. and its affiliates ("Unilever") of certain assets relating to the Elizabeth Arden prestige fragrance, cosmetic and skin care lines, and the Elizabeth Taylor and White Shoulders fragrance lines (the "Elizabeth Arden Business"). The acquisition was consummated pursuant to the terms of a Purchase Agreement, dated as of October 30, 2000, as amended as of December 11, 2000 and January 23, 2001 (the "Agreement"), between the Company and Conopco, Inc., an affiliate of Unilever. The assets acquired pursuant to the Agreement consisted primarily of trademarks, trade names and licenses for the fragrance, cosmetic and skin care lines (including Elizabeth Arden, Red Door, 5th Avenue, Green Tea, Sunflowers, Ceramides, Millenium, Visible Difference, White Diamonds, Passion and White Shoulders); inventory; returns; contract rights (including leases for distribution and office facilities worldwide); fixed assets (including equipment, tools and molds, furniture and a manufacturing plant in South Africa); books and records; and goodwill. Since 1998, the Company has served as a distributor of certain prestige fragrance brands (including some of those purchased as part of the acquisition) to mass market retail accounts in the United States for affiliates of Unilever.

         The purchase price for the assets acquired consisted of approximately $190 million in cash (subject to certain post closing adjustments) and $50 million liquidation preference of the Company's Series D convertible preferred stock. The Company also assumed certain liabilities primarily related to customer return credits and sales commissions accruals. The purchase price for the acquisition was based on negotiations between the Company and Unilever. Each share of Series D convertible preferred stock is convertible into 10 shares of the Company's common stock at an initial conversion price of $12.00 per share of common stock. The holder of the Series D convertible preferred stock will be entitled to convert up to 33.33% of its shares after January 23, 2002, up to 66.66% after January 23, 2003 and all of its shares after January 23, 2004. In addition, cumulative dividends of 5% of the outstanding liquidation preference of the Series D convertible preferred stock will begin to accrue on the January 23, 2003 and will be payable in cash or in additional shares of Series D convertible preferred stock. The Company is required to redeem the Series D convertible preferred stock on January 23, 2013 at the aggregate liquidation value of all of the then outstanding shares. In addition, the Company may redeem the Series D convertible preferred stock, subject to the waiver of certain restrictions under its bank credit facility and compliance with certain limitations under the indentures governing its senior notes, at a redemption price of $25.00 multiplied by the number of shares of common stock into which the shares of Series D convertible preferred stock can be converted plus accrued and unpaid dividends.

         The cash portion of the purchase price for the acquisition was funded with the proceeds of an offering of $160 million aggregate principal amount of the Company's 11-3/4% Senior Secured Notes Due 2011 (the "Notes") and with borrowings under the Company's new $175 million revolving credit facility with a bank syndicate for which Fleet National Bank is the administrative agent (the "New Credit Facility"), which replaced the Company's existing $60 million revolving credit facility with Fleet National Bank. The Notes are secured by a first-priority lien on certain assets of the Elizabeth Arden Business, primarily consisting of the trademarks and trade names of the Elizabeth Arden fragrance, skin care and cosmetic lines. The New Credit Facility is secured by a first-priority, perfected lien on all of the Company's domestic inventory and accounts receivable.

         The manufacturing plant in South Africa, the leases for offices and distribution facilities in several countries throughout the world and the equipment purchased as part of the acquisition were used by affiliates of Unilever in connection with the manufacturing, distribution, sales and marketing operations for the fragrance, skin care and cosmetics business that the Company acquired. The Company intends to use these properties for the same purposes. In connection with the acquisition, the Company entered into certain agreements with affiliates of Unilever, pursuant to which such affiliates will manufacture certain of the products for the lines being acquired in facilities in Virginia, Puerto Rico and England, and distribute these products through a Unilever facility in France.

         On January 23, 2001, the Company filed with the Secretary of State of the State of Florida its Amended and Restated Articles of Incorporation changing its corporate name to Elizabeth Arden, Inc., effective as of January 24, 2001.

         The foregoing summary of the acquisition is qualified in its entirety by reference to (a) the Agreement, a copy of which is included as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2000 and incorporated herein by this reference, and (b) the amendments to the Agreement which are included as Exhibits 2.2 and 2.3 and incorporated herein by this reference. In addition, the summary of the Series D convertible preferred stock is qualified in its entirety by reference to the Amended and Restated Articles of Incorporation of the Company which is included as Exhibit 4.1 and incorporated herein by this reference.

ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
             ------------------------------------------------------------------

(a) Financial Statements of the Elizabeth Arden business acquired (incorporated herein by reference to Exhibit D filed as part of the Company's Proxy Statement filed on December 12, 2000).

               Statements of Net Assets to be Sold as of September 30, 2000 and December 31, 1999.

               Statements of Net Sales, Cost of Sales and Direct Operating Expenses for the Nine Months Ended September 30, 2000 and 1999.

               Notes to Financial Statements.

               Report of Independent Accountants.

               Statements of Net Assets to be Sold as of December 31, 1999.

               Statements of Net Sales, Cost of Sales and Direct Operating Expenses for each of the Three Years Ended December 31, 1999.

               Notes to Financial Statements.

(b)            Pro Forma Financial Information.

               Pro Forma Condensed Combined Balance Sheet as of October 31, 2000 Pro Forma Condensed Combined Statements of Operations for the
                   Year Ended December 31, 1999
               Pro Forma Condensed Combined Statements of Operations for the
                   Nine Months Ended December 31, 1999

(c)            Exhibits

   Exhibit
   Number                          Description
   ------                          -----------

      2.1* Purchase Agreement dated as of October 30, 2000 by and between the Conopco, Inc. and French Fragrances, Inc. (incorporated herein by reference to Exhibit 10.6 filed as part of the Company's Form 10-Q for the quarter ended October 31, 2000 (Commission File No. 1-6370)).

      2.2* Amendment No. 1 to Purchase Agreement dated as of December 11, 2000 by and between Conopco, Inc. and French Fragrances, Inc.

      2.3* Amendment No. 2 to Purchase Agreement dated as of January 23, 2001 by and between Conopco, Inc. and French Fragrances, Inc.

      3.1          Amended and Restated Articles of Incorporation of Elizabeth
                   Arden, Inc.

      4.1* Indenture dated as of January 23, 2001, among French Fragrances, Inc., the guarantors listed on the signature pages thereto, and HSBC Bank USA, as Trustee.

      4.2* Registration Rights Agreement dated as of January 23, 2001, by and among French Fragrances, Inc., certain of its subsidiaries, as Guarantors, and Credit Suisse First Boston and Fleet Securities, Inc., as Initial Purchasers.

      4.3* Amended And Restated Credit Agreement dated as of January 29, 2001 among Elizabeth Arden, Inc. (formerly known as French Fragrances, Inc.), the Banks listed on the signature pages thereto, Fleet National Bank, as Administrative Agent, Issuing Bank, and Swingline Lender, Credit Suisse First Boston, as Syndication Agent, and Fleet Securities, Inc. and Credit Suisse First Boston, as Joint Lead Arrangers and Joint Book Managers.

      4.4* Security Agreement dated as of January 23, 2001 made by French Fragrances, Inc. and certain of its subsidiaries in favor of HSBC Bank USA, as Collateral Agent.

      4.5* Amended and Restated Security Agreement dated as of January 29, 2001, made by Elizabeth Arden, Inc. (formerly known as French Fragrances, Inc.) and certain of its subsidiaries in favor of Fleet National Bank, as Administrative Agent.

     23.1          Consent of PricewaterhouseCoopers LLP

     99.1          Press Release dated January 23, 2001.


* The exhibits (consisting primarily of conveyance documents, instruments representing the consideration paid and transition service type agreements) and the disclosure schedules to the Agreement, Amendments to the Agreement and related documents have been omitted. The Company agrees to furnish supplementally copies of these documents to the Securities and Exchange Commission upon request.

                              UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

   The unaudited pro forma condensed combined balance sheet as of October 31, 2000 gives effect to the acquisition of the Elizabeth Arden Business, the completion of the original note offering and the entering into of the new credit facility and the application of those proceeds and borrowings as if such transactions had occurred on October 31, 2000. The unaudited pro forma and adjusted pro forma condensed combined statements of income for the year ended January 31, 2000, for the nine months ended October 31, 2000, and for the twelve months ended October 31, 2000 give effect to the acquisition, the completion of the original note offering and the entering into of the new credit facility and the application of those proceeds and borrowings as if such transactions occurred at the beginning of the period presented. Note that the fiscal year of the Elizabeth Arden Business ends on December 31 as compared with our January 31 year-end.

   The pro forma adjustments related to the purchase price allocation and financing of the Elizabeth Arden Business are preliminary and based on information obtained to date that is subject to revision as additional information becomes available. Subsequent revisions to the preliminary purchase price allocation, the financing and any charges that may be taken in connection with the acquisition of the Elizabeth Arden Business may have a significant impact on our results of operations and financial condition.

   Footnote (h) to the unaudited pro forma statement of income, includes a supplemental adjustment to selling, general and administrative expense to reflect management's estimates of the incremental overhead necessary for us to operate the Elizabeth Arden Business. Although we believe that this supplemental adjustment is appropriate to reflect the ongoing operations after the acquisition of the Elizabeth Arden Business, the supplemental adjustment represents "forward-looking" information and is subject to uncertainties. Our actual results may differ materially from these projections.

   We do not as a matter of course make public projections as to future sales, earnings, or other results. However, management has prepared the prospective financial information described above to more appropriately reflect operating expenses of the Elizabeth Arden Business. This prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information but, in the view of management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and present, to the best of management's knowledge and belief, the expected expenses of operating the Elizabeth Arden Business. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this prospectus are cautioned not to place undue reliance on the prospective financial information.

   Neither the Company's independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

   The assumptions and estimates underlying the prospective financial information are inherently uncertain and, though considered reasonable by the management of the Company as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this prospectus should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

   The Company does not generally publish its business plans and strategies or make external disclosures of its anticipated financial position or results of operations. Accordingly, the Company does not intend to update or otherwise revise the prospective financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Furthermore, the Company does not intend to update or revise the prospective financial information to reflect changes in general economic or industry conditions.

   The unaudited pro forma condensed combined financial statements should be read in conjunction with the notes thereto, the historical consolidated financial statements of French Fragrances and related notes thereto incorporated by reference in this prospectus, and the historical financial statements of the Elizabeth Arden Business and related notes thereto incorporated by reference in this prospectus.

              Unaudited Pro Forma Condensed Combined Balance Sheet
                             As of October 31, 2000
                             (dollars in thousands)

                                     Elizabeth
                                       Arden                 Arden
                           Company    Business            Acquisition     Offering
                          Historical Historical Combined  Adjustments    Adjustments    Pro Forma
                          ---------- ---------- --------  -----------    -----------    ---------
Assets:
Cash and cash
 equivalents............   $  2,109        --   $  2,109        --        $  8,831 (d)  $ 10,940
Accounts Receivable,
 net....................    149,592        --    149,592        --             --        149,592
Inventories.............    125,986   $ 90,900   216,886        --             --        216,886
Advances on inventory
 purchases..............      1,892        --      1,892        --             --          1,892
Prepaid expense and
 other assets...........      9,058        600     9,658        --             --          9,658
                           --------   --------  --------   --------       --------      --------
  Total current assets..    288,637     91,500   380,137        --           8,831       388,968

Property and equipment,
 net....................     22,105     21,500    43,605        --             --         43,605
Other assets:
Exclusive brand licenses
 and trademarks.........     44,174        --     44,174        --             --         44,174
Senior debt offering
 costs, net.............      3,543        --      3,543        --          16,197 (e)    19,740
Deferred income taxes,
 net....................      3,337        --      3,337        --             --          3,337
Other intangibles and
 other assets...........      6,240        --      6,240   $152,895 (a)        --        159,135
                           --------   --------  --------   --------       --------      --------
  Total other assets....     57,294        --     57,294    152,895         16,197       226,386
                           --------   --------  --------   --------       --------      --------
  Total assets..........   $368,036   $113,000  $481,036   $152,895       $ 25,028      $658,959
                           ========   ========  ========   ========       ========      ========
Liabilities and
 Shareholders' Equity:
Current Liabilities:
Short-term debt.........   $ 30,995        --   $ 30,995        --        $ 49,992 (f)  $ 80,987
Accounts Payable-trade..     49,878        --     49,878        --             --         49,878
Other payables and
 accrued expenses.......     20,009   $ 19,100    39,109   $ 15,000 (b)        --         54,109
Current portion of long-
 term debt..............      1,145        --      1,145        --             --          1,145
                           --------   --------  --------   --------       --------      --------
  Total current
   liabilities..........    102,027     19,100   121,127     15,000         49,992       186,119
                           --------   --------  --------   --------       --------      --------
Long-term debt, net.....    171,427        --    171,427        --         160,000 (g)   331,427
                           --------   --------  --------   --------       --------      --------
Total liabilities.......    273,454     19,100   292,554     15,000        209,992       517,546
Convertible Preferred
 Stock, net.............        --         --        --      35,000 (c)        --         35,000
Shareholders' equity:
Convertible Preferred
 Stock..................          8        --          8        --              (8)(d)       --
Common stock............        142        --        142        --              24 (d)       166
Additional paid-in
 capital................     33,179     93,900   127,079    (93,900)(a)     11,815 (d)    44,994
Treasury stock..........     (6,613)       --     (6,613)       --             --         (6,613)
Retained earnings.......     67,866        --     67,866        --             --         67,866
                           --------   --------  --------   --------       --------      --------
  Total shareholders'
   equity...............     94,582     93,900   188,482    (93,900)        11,831       106,413
                           --------   --------  --------   --------       --------      --------
Total liabilities and
 shareholders' equity...   $368,036   $113,000  $481,036   $(43,900)      $221,823      $658,959
                           ========   ========  ========   ========       ========      ========

                         Notes To Unaudited Pro Forma
                       Condensed Combined Balance Sheet
                            As of October 31, 2000
                            (dollars in thousands)

   (a) To record intangible assets:

   Purchase Price:
     Cash............................................................. $190,095
     Preferred stock at estimated fair value..........................   35,000
   Acquisition costs..................................................    6,700
                                                                       --------
       Total..........................................................  231,795
   Net assets acquired................................................  (93,900)
   Reserve for expected returns.......................................   15,000
                                                                       --------
   Intangible assets.................................................. $152,895
                                                                       ========

   (b) To record an additional reserve for expected returns for sales made by Arden prior to the acquisition.

   (c) To record the issuance of Series D convertible preferred stock at estimated fair value:

   Liquidation Preference........................................... $ 50,000
   Discount.........................................................  (15,000)
                                                                     --------
   Net.............................................................. $ 35,000
                                                                     ========

   (d) To record the conversion of the Series B convertible preferred stock and Series C convertible preferred stock pursuant to the notice of redemption issued on October 30, 2000 and the fair value of 209,853 warrants issued as compensation to the managers of the note offering. Includes conversion of 264,168 shares of Series B convertible at one preferred share into 7.12 shares of common stock for an aggregate of 1,880,876 shares of our common stock at a price of $3.30 per share. Also includes the conversion of 499,870 shares of Series C convertible preferred stock at one share of convertible preferred stock per one share of common stock for an aggregate of 499,870 shares of common stock at a price of $5.25.

   (e) To record the deferred offering cost of the notes and the new credit facility totaling $16,197 which includes the fair value of 209,853 warrants issued as compensation to the managers of the note offering.

   (f) To record borrowings under the new credit facility of $80,987 and repayment of $30,995 under the Company's existing credit facility.

   (g) To record the issuance of the notes offered hereby.

                         Unaudited Pro Forma Condensed
                          Combined Statement of Income
                            For the period indicated
                (dollars in thousands, except per share amounts)

                            Fiscal Year Ended
                          -----------------------
                                        12/31/99
                                       Elizabeth                 Arden
                            1/31/00      Arden                Acquisition
                            Company     Business              and Offering
                          Historical   Historical   Combined  Adjustments     Pro Forma
                          -----------  ----------   --------  ------------   -----------
Net sales...............  $   361,243   $551,500    $912,743    $(55,875)(b) $   856,868
Cost of sales...........      236,129    174,600     410,729     (55,875)(b)     354,854
                          -----------   --------    --------    --------     -----------
 Gross profit...........      125,114    376,900     502,014         --          502,014
                          -----------   --------    --------    --------     -----------
Selling, general &
 administrative.........       80,167    294,510(a)  374,677       7,645(c)      382,322
                          -----------   --------    --------    --------     -----------
Income from operations..       44,947     82,390(a)  127,337      (7,645)        119,692
Other income (expense):
 Interest expense, net..      (19,412)       --      (19,412)    (25,545)(d)     (44,957)
 Other income...........         (204)       --         (204)        --             (204)
                          -----------   --------    --------    --------     -----------
 Other income
  (expense).............      (19,616)       --      (19,616)    (25,545)        (45,161)
                          -----------   --------    --------    --------     -----------
Income before provision
 for income taxes.......       25,331        --      107,721     (33,190)         74,531
Provision for income
 taxes..................       10,001        --       10,001       7,322 (e)      17,323
                          -----------   --------    --------    --------     -----------
Net income..............  $    15,330   $    --     $ 97,720    $(40,512)    $    57,208
                          ===========   ========    ========    ========     ===========
Accretion (dividend on)
 preferred stock........          --         --          --     $ (1,250)(f) $    (1,250)(f)
Net income attributable
 to common
 stockholders(h)........  $    15,330   $    --     $ 97,720    $(41,762)    $    55,958
                          ===========   ========    ========    ========     ===========
Earnings per common
 share:
 Basic..................  $      1.11                                        $      3.46(g)
                          -----------                                        -----------
 Diluted................  $      0.99                                        $      2.64(g)
                          -----------                                        -----------
Weighted average common
 shares outstanding:
 Basic..................   13,801,196                                         16,196,225(g)
                          -----------                                        -----------
 Diluted................   15,577,422                                         21,264,068(g)
                          -----------                                        -----------
Other data:
Gross margin %..........         34.6%      68.3%       55.0%        --             58.6%
EBITDA(i)...............  $    56,113   $ 93,090    $149,203         --      $   149,203
EBITDA margin...........         15.5%      16.9%       16.3%        --             17.4%
Depreciation &
 amortization...........  $    11,166   $ 10,700    $ 21,866    $  7,645     $    29,511

                         Unaudited Pro Forma Condensed
                          Combined Statement of Income
                           For the periods indicated
                (dollars in thousands, except per share amounts)

                            Nine Months Ended
                          -----------------------
                                        9/30/00                  Arden
                                       Elizabeth              Acquisition
                           10/31/00      Arden                    and
                            Company     Business               Offering
                          Historical   Historical   Combined  Adjustments     Pro Forma
                          -----------  ----------   --------  -----------    -----------
Net sales...............  $   296,046   $402,000    $698,046   $(54,251)(b)  $   643,795
Cost of sales...........      193,337    129,700     323,037    (54,251)(b)      268,786
                          -----------   --------    --------   --------      -----------
 Gross profit...........      102,709    272,300     375,009        --           375,009
                          -----------   --------    --------   --------      -----------
Selling, general &
 administrative.........       67,807    201,200(a)  269,007      5,734 (c)      274,741
                          -----------   --------    --------   --------      -----------
Income from operations..       34,902     71,100(a)  106,002     (5,734)         100,268
Other income (expense):
 Interest expense, net..      (14,718)       --      (14,718)   (19,158)(d)      (33,876)
 Other income...........          875        --          875        --               875
                          -----------   --------    --------   --------      -----------
 Other income
  (expense).............      (13,843)       --      (13,843)   (19,158)         (33,001)
                          -----------   --------    --------   --------      -----------
Income before provision
 for income taxes.......       21,059        --       92,159    (24,892)          67,267
Provision for income
 taxes..................        8,223                  8,223      7,818 (e)       16,041
                          -----------   --------    --------   --------      -----------
Net income..............  $    12,836   $    --     $ 83,936   $(32,710)     $    51,226
                          ===========   ========    ========   ========      ===========
Accretion (dividend on)
 preferred stock........          --         --          --    $   (938)(f)  $      (938)(f)
Net income attributable
 to common
 stockholders(h)........  $    12,836   $    --     $ 83,936   $(33,648)     $    50,288
                          ===========   ========    ========   ========      ===========
Earnings per common
 share:
 Basic..................  $      0.97                                        $      3.22(g)
                          -----------                                        -----------
 Diluted................  $      0.85                                        $      2.45(g)
                          -----------                                        -----------
Weighted average common
 shares outstanding:
 Basic..................   13,244,233                                         15,604,984(g)
                          -----------                                        -----------
 Diluted................   15,133,473                                         20,549,070(g)
                          -----------                                        -----------
Other data:
Gross margin %..........         34.7%      67.7%       53.7%       --              58.2%
EBITDA..................  $    43,760   $ 79,800    $123,560   $    --       $   123,560
EBITDA margin...........         14.8%      19.9%       17.7%       --              19.2%
Depreciation &
 amortization...........  $     8,858   $  8,700    $ 17,558   $  5,734      $    23,292

                         Unaudited Pro Forma Condensed
                          Combined Statement of Income
                           For the periods indicated
                (dollars in thousands, except per share amounts)

                    Twelve Months Ended
                   -----------------------                                                         ------- ------- -------
                                 9/30/00                   Arden
                                Elizabeth               Acquisition
                    10/31/00      Arden                     and
                     Company     Business                Offering
                   Historical   Historical    Combined  Adjustments     Pro Forma
                   -----------  ----------    --------  -----------    -----------
Net sales........  $   386,326   $576,500     $962,826   $ (74,096)(b) $   888,730
Cost of sales....      254,137    183,900      438,037     (74,096)(b)     363,941
                   -----------   --------     --------   ---------     -----------
 Gross margin....      132,189    392,600      524,789         --          524,789
                   -----------   --------     --------   ---------     -----------
Selling, general
 &
 administrative..       85,267    278,400 (a)  363,667       7,645 (c)     371,312
                   -----------   --------     --------   ---------     -----------
Income from
 operations......       46,922    114,200 (a)  161,122      (7,645)        153,477
Other income
 (expense):
 Interest
  expense, net...      (19,798)       --       (19,798)    (25,545)(d)     (45,343)
 Other income....          739        --           739         --              739
                   -----------   --------     --------   ---------     -----------
 Other income
  (expense)......      (19,059)       --       (19,059)    (25,545)        (44,604)
                   -----------   --------     --------   ---------     -----------
Income before
 provision for
 income taxes....       27,863        --       142,063     (33,190)        108,873
Provision for
 income taxes....       10,989                  10,989      15,274          26,263
                   -----------   --------     --------   ---------     -----------
Net income.......  $    16,874   $    --      $131,074   $ (48,464)(e) $    82,610
                   ===========   ========     ========   =========     ===========
Accretion
 (dividend on)
 preferred
 stock...........          --         --           --    $  (1,250)(f) $    (1,250)(f)
Net income
 attributable to
 common
 stockholders(h).. $    16,874        --      $131,074   $ (49,714)    $    81,360
                   ===========   ========     ========   =========     ===========
Earnings per
 common share:
 Basic...........  $      1.26                                         $      5.17 (g)
                   -----------                                         -----------
 Diluted.........  $      1.12                                         $      3.97 (g)
                   -----------                                         -----------
Weighted average
 common shares
 outstanding:
 Basic...........   13,366,796                                          15,747,547 (g)
                   -----------                                         -----------
 Diluted.........   15,110,643                                          20,526,240 (g)
                   -----------                                         -----------
Other data:
Gross margin %...         34.2%      68.1%        54.5%        --             59.0%
EBITDA...........  $    58,655   $125,900     $184,555         --      $   184,555
EBITDA margin....         15.2%      21.8%        19.2%        --             20.8%
Depreciation &
 amortization....  $    11,733   $ 11,700     $ 23,433   $   7,645     $    31,078

                          Notes To Unaudited Pro Forma
                     Condensed Combined Statement of Income
                           For the periods indicated
                             (dollars in thousands)

   (a) The Elizabeth Arden Business historical selling, general & administrative expense corresponds to total direct operating expenses reflected in the historical Elizabeth Arden Business financial statements. The Elizabeth Arden Business historical income from operations corresponds to the excess of net sales over cost of sales and direct operating expenses reflected in the historical Elizabeth Arden Business financial statements. See the historical financial statements of the Elizabeth Arden Business and related notes thereto incorporated by reference in this prospectus.

   (b) To eliminate historical intercompany sales of fragrance products from the Elizabeth Arden Business to us:

                             Year Ended    Nine Months Ended  Twelve Months Ended
                          January 31, 2000  October 31, 2000    October 31, 2000
                          ---------------- ------------------ --------------------
Intercompany sales......      $ 55,875          $54,251             $ 74,096

   (c) To record additional amortization of intangible assets of $152,895 (over an estimated useful life of 20 years) related to the Arden acquisition. The 20 year amortization period may change after the final allocations are made:

                             Year Ended    Nine Months Ended  Twelve Months Ended
                          January 31, 2000  October 31, 2000    October 31, 2000
                          ---------------- ------------------ --------------------
Amortization............      $  7,645          $ 5,734             $  7,645

   (d) To record interest expense on the increased borrowing under the new credit facility, the notes offered in the original note offering and the amortization of deferred offering costs:

                             Year Ended    Nine Months Ended  Twelve Months Ended
                          January 31, 2000  October 31, 2000    October 31, 2000
                          ---------------- ------------------ --------------------
Interest expense........      $ 23,410          $17,557             $ 23,410
Deferred offering
 costs..................         2,135            1,601                2,135
                              --------          -------             --------
    Total...............      $ 25,545          $19,158             $ 25,545
                              ========          =======             ========

   A 0.125% increase or decrease in the average interest rate on the new credit facility would change pro forma interest expense on the credit facility by approximately $58, $43 and $58 for the year ended January 31, 2000, the nine months ended October 31, 2000 and the twelve months ended October 31, 2000, respectively.

   (e) To record the estimated tax effect on the Elizabeth Arden Business income from operations and certain other pro forma adjustments:

                             Year Ended    Nine Months  Ended Twelve Months  Ended
                          January 31, 2000  October 31, 2000   October  31, 2000
                          ---------------- ------------------ --------------------
Elizabeth Arden Business
 (blended worldwide
 income tax rate of
 25%)...................      $ 20,597          $17,775             $ 28,550
Pro forma adjustments
 (effective income tax
 rate of 40%)...........       (13,275)          (9,956)             (13,276)
                              --------          -------             --------
    Total...............      $  7,322          $ 7,818             $ 15,274
                              ========          =======             ========

   (f) To record accretion of Series D convertible preferred stock from $35 million estimated fair value to $50 million liquidation preference over 12 years. No dividends are recorded in the first year.

   (g) Basic and fully diluted shares include the conversion of Series B and Series C convertible preferred stock. Fully diluted shares also includes the dilutive effect of the Series D Convertible Preferred Stock. The Series D Convertible Preferred Stock is convertible into 4,166,667 shares of common stock subject to certain terms and conditions.

   (h) The following supplemental adjustment is presented to reflect management's estimates of the incremental overhead necessary to operate the business after the acquisition. This supplemental adjustment represents "forward-looking information."

   The historical financial statements of the Elizabeth Arden Business include only direct operating expenses such as sales, marketing, advertising, promotion, other development costs, rent, and certain allocations related to these items. Allocations of general and administrative expenses, Unilever group corporate overhead, interest, amortization of intangibles and income taxes have been excluded from the Elizabeth Arden Business financial statements. See the Elizabeth Arden Business financial statements and notes thereto incorporated by reference herein.

   Management developed its estimates of the total overhead required in the Elizabeth Arden Business, "Estimated Overhead" in the chart below, by reviewing headcount and general and administrative expenses on a "department by department" basis. Certain overhead was included in the financial statements of the Elizabeth Arden Business ("Direct Expenses Included in the Elizabeth Arden Business Financial Statements" below). The supplemental adjustment is calculated as the total estimated overhead minus the overhead included in the Elizabeth Arden Business financial statements.

                            Year Ended    Nine Months Ended Twelve Months Ended
Estimated Overhead       January 31, 2000 October 31, 2000   October 31, 2000
------------------       ---------------- ----------------- -------------------
North America...........     $ 32,186         $ 24,140           $ 32,186
Europe..................       28,821           21,616             28,821
Asia Pacific............        7,331            5,498              7,331
Transition & Other......       20,567           15,425             20,567
                             --------         --------           --------
Total Overhead..........     $ 88,905         $ 66,679           $ 88,905
Less: Direct Expenses
 Included in Arden
 Financial Statements...      (55,800)         (38,400)           (53,400)
                             --------         --------           --------
Supplemental
 Adjustment.............     $ 33,105         $ 28,279           $ 35,505
                             ========         ========           ========

   The following table calculates the effect of the supplemental adjustment on Pro Forma Net Income:

                            Year Ended    Nine Months Ended Twelve Months Ended
                         January 31, 2000 October 31, 2000   October 31, 2000
                         ---------------- ----------------- -------------------
Pro forma Net Income....     $ 57,208         $ 51,226           $ 82,610
Supplemental Adjustment
 (net of income tax
 benefit of $8,276;
 $7,070; $8,877,
 respectively)..........      (24,829)         (21,209)           (26,628)
                             --------         --------           --------
Adjusted Net Income.....     $ 32,379         $ 30,017           $ 55,982
                             ========         ========           ========
Accretion of Preferred
 Stock..................       (1,250)            (938)            (1,250)
                             --------         --------           --------
Adjusted Net Income
 Attributable to Common
 Shareholders...........     $ 31,129         $ 29,079           $ 54,732
                             ========         ========           ========
Adjusted Earnings per
 Common Share
  Basic.................     $   1.92         $   1.86           $   3.48
  Diluted...............     $   1.47         $   1.42           $   2.67

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               ELIZABETH ARDEN, INC.


Date:  February 6, 2001        /s/ E. Scott Beattie
                               -----------------------------------------------
                               E. Scott Beattie
                               Chairman, President and Chief Executive Officer

                              ELIZABETH ARDEN, INC.

                                    FORM 8-K

                                 CURRENT REPORT

                                  EXHIBIT INDEX

     EXHIBIT NO.                          DESCRIPTION
     -----------                          -----------

        2.2 Amendment No. 1 to Purchase Agreement dated as of December 11, 2000 by and between Conopco, Inc. and French Fragrances, Inc.

        2.3 Amendment No. 2 to Purchase Agreement dated as of January 23, 2001 by and between Conopco, Inc. and French Fragrances, Inc.

        3.1 Amended and Restated Articles of Incorporation of Elizabeth Arden, Inc.

        4.1 Indenture dated as of January 23, 2001, among French Fragrances, Inc., the guarantors listed on the signature pages thereto, and HSBC Bank USA, as Trustee.

        4.2 Registration Rights Agreement dated as of January 23, 2001, by and among French Fragrances, Inc., certain of its subsidiaries, as Guarantors, and Credit Suisse First Boston and Fleet Securities, Inc. as Initial Purchasers.

        4.3 Amended And Restated Credit Agreement dated as of January 29, 2001 among Elizabeth Arden, Inc. (formerly known as French Fragrances, Inc.), the Banks listed on the signature pages thereto, Fleet National Bank, as Administrative Agent, Issuing Bank, and Swingline Lender, Credit Suisse First Boston, as Syndication Agent, and Fleet Securities, Inc. and Credit Suisse First Boston, as Joint Lead Arrangers and Joint Book Managers.

        4.4 Security Agreement dated as of January 23, 2001 made by French Fragrances, Inc. and certain of its subsidiaries in favor of HSBC Bank USA, as Collateral Agent.

        4.5 Amended and Restated Security Agreement dated as of January 29, 2001, made by Elizabeth Arden, Inc. (formerly known as French Fragrances, Inc.) and certain of its subsidiaries in favor of Fleet National Bank, as Administrative Agent.

       23.1            Consent of PricewaterhouseCoopers LLP

       99.1            Press Release dated January 23, 2001.